Exhibit 4.7

DEBENTURE

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR SUCH NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

No. 1	Principal Amount: $500,000,000
Issue Date: April 5, 2012	CUSIP: 416518504

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

7.875% FIXED-TO-FLOATING RATE

JUNIOR SUBORDINATED DEBENTURE DUE 2042

THE HARTFORD FINANCIAL SERVICES GROUP, INC., a corporation organized and existing under the laws of Delaware (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of five hundred million Dollars ($500,000,000), and all accrued and unpaid interest thereon on April 15, 2042 or, if such date is not a Business Day, the following Business Day (the “Maturity Date”).

The Company further promises to pay interest on said principal sum from and including April 5, 2012, or from and including the most recent Interest Payment Date on which interest has been paid or duly provided for (subject to the Company’s right to defer payment of interest as set forth herein and in the Indenture), quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 2012 and ending on April 15, 2022, at the rate of 7.875% per annum, on the basis of a 360-day year consisting of twelve 30-day months, and thereafter to pay interest on said outstanding principal sum quarterly in arrears on January 15, April 15, July 15, and October 15 of each year, commencing on July 15, 2022, at a floating annual rate equal to Three-Month LIBOR plus 5.596%, computed on the basis of a 360-day year and the actual number of days elapsed in the 360-day year, until the principal hereof is paid or duly provided for or made available for payment. Interest scheduled for payment but not paid upon any Interest Payment Date, including interest not required to be paid due to the Company having exercised its right to defer payment of interest set forth herein and in the Indenture, shall bear Additional Interest from the originally scheduled payment date therefor at the rate then applicable to this Security, as provided in the Indenture.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee its attorney-in-fact for any and all such purposes. Each Holder hereof, by its acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

As provided in the Indenture, so long as no Event of Default has occurred and is continuing, the Company shall have the right on one or more occasions, to defer the payment of interest for one or more Interest Periods up to ten consecutive years, provided that no Deferral Period shall extend beyond the Maturity Date, the earlier accelerated maturity date hereof or other redemption in full hereof. If the Company shall fail to pay interest hereon on any Interest Payment Date, the Company shall be deemed to elect to defer payment of such interest on such Interest Payment Date, unless the Company shall pay such interest in full within five Business Days after any such Interest Payment Date. If the Company shall have paid all deferred interest (including Additional Interest) hereon, the Company shall have the right to elect to begin a new Deferral Period as provided in the Indenture.

Payment of the principal of (and premium, if any) and any interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Any additional Securities issued under the same CUSIP as this Security shall be fungible with this Security for U.S. federal income tax purposes.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: April 5, 2012

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

By:	/s/ Liam E. McGee
Name: Liam E. McGee
Title: Chairman, President and Chief Executive Officer

Certificate of Authentication

This is one of the Securities referred to in the within-mentioned Indenture.

Dated: April 5, 2012

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Richard Tarnas
Authorized Signatory

REVERSE OF SECURITY

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Junior Subordinated Indenture, dated as of June 6, 2008 (herein called the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented and amended by the Third Supplemental Indenture, dated as of April 5, 2012, between the Company and the Trustee (the “Third Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of the Securities include those stated in the Indenture, and the Securities are subject to all such terms. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $600,000,000.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Security shall be redeemable at the option of the Company in accordance with the terms of the Indenture. In particular, this Security is redeemable:

(a) in whole at any time or in part from time to time on or after April 15, 2022; or

(b) in whole, but not in part, at any time prior to April 15, 2022 within 90 days after the occurrence of a Tax Event or Rating Agency Event;

provided that no such partial redemption shall be effected (x) unless at least $25 million aggregate principal amount of Securities of this series shall remain Outstanding after giving effect to such redemption and (y) if the principal amount of the Securities of this series shall have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest (including Additional Interest), shall have been paid in full on all Outstanding Securities of this series for all Interest Periods terminating on or before the Redemption Date.

Notice of redemption shall be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of Securities of this series to be redeemed at its registered address. The notice of redemption for such Securities shall state, among other things, the amount of Securities of this series to be redeemed, the Redemption Date, if not then ascertainable, the manner in which the Redemption Price shall be calculated and the place or places that payment shall be made upon presentation and surrender of such Securities to be redeemed. Unless the Company defaults in the payment of the Redemption Price together with accrued interest, interest will cease to accrue on any Securities of this series that have been called for redemption on the Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

Installments of accrued and unpaid interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of the Securities of this series, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms.

The Indenture contains provisions for satisfaction, discharge and defeasance of the entire indebtedness on this Security, upon compliance by the Company with certain conditions set forth therein.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiples of $25 thereafter. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Security to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

agent to transfer this Security on the books of the Security Registrar. The agent may substitute another to act for him or her.

Dated:	Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Security)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Securities Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

DEBENTURE

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR SUCH NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

No. 2 Issue Date: April 5, 2012	Principal Amount: $100,000,000 CUSIP: 416518504

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

7.875% FIXED-TO-FLOATING RATE

JUNIOR SUBORDINATED DEBENTURE DUE 2042

THE HARTFORD FINANCIAL SERVICES GROUP, INC., a corporation organized and existing under the laws of Delaware (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of one hundred million Dollars ($100,000,000), and all accrued and unpaid interest thereon on April 15, 2042 or, if such date is not a Business Day, the following Business Day (the “Maturity Date”).

The Company further promises to pay interest on said principal sum from and including April 5, 2012, or from and including the most recent Interest Payment Date on which interest has been paid or duly provided for (subject to the Company’s right to defer payment of interest as set forth herein and in the Indenture), quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 2012 and ending on April 15, 2022, at the rate of 7.875% per annum, on the basis of a 360-day year consisting of twelve 30-day months, and thereafter to pay interest on said outstanding principal sum quarterly in arrears on January 15, April 15, July 15, and October 15 of each year, commencing on July 15, 2022, at a floating annual rate equal to Three-Month LIBOR plus 5.596%, computed on the basis of a 360-day year and the actual number of days elapsed in the 360-day year, until the principal hereof is paid or duly provided for or made available for payment. Interest scheduled for payment but not paid upon any Interest Payment Date, including interest not required to be paid due to the Company having exercised its right to defer payment of interest set forth herein and in the Indenture, shall bear Additional Interest from the originally scheduled payment date therefor at the rate then applicable to this Security, as provided in the Indenture.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee its attorney-in-fact for any and all such purposes. Each Holder hereof, by its acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

As provided in the Indenture, so long as no Event of Default has occurred and is continuing, the Company shall have the right on one or more occasions, to defer the payment of interest for one or more Interest Periods up to ten consecutive years, provided that no Deferral Period shall extend beyond the Maturity Date, the earlier accelerated maturity date hereof or other redemption in full hereof. If the Company shall fail to pay interest hereon on any Interest Payment Date, the Company shall be deemed to elect to defer payment of such interest on such Interest Payment Date, unless the Company shall pay such interest in full within five Business Days after any such Interest Payment Date. If the Company shall have paid all deferred interest (including Additional Interest) hereon, the Company shall have the right to elect to begin a new Deferral Period as provided in the Indenture.

Payment of the principal of (and premium, if any) and any interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Any additional Securities issued under the same CUSIP as this Security shall be fungible with this Security for U.S. federal income tax purposes.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: April 5, 2012

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

By:	/s/ Liam E. McGee
Name: Liam E. McGee
Title: Chairman, President and Chief Executive Officer

Certificate of Authentication

This is one of the Securities referred to in the within-mentioned Indenture.

Dated: April 5, 2012

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Richard Tarnas
Authorized Signatory

REVERSE OF SECURITY

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Junior Subordinated Indenture, dated as of June 6, 2008 (herein called the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented and amended by the Third Supplemental Indenture, dated as of April 5, 2012, between the Company and the Trustee (the “Third Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of the Securities include those stated in the Indenture, and the Securities are subject to all such terms. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $600,000,000.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Security shall be redeemable at the option of the Company in accordance with the terms of the Indenture. In particular, this Security is redeemable:

(a) in whole at any time or in part from time to time on or after April 15, 2022; or

(b) in whole, but not in part, at any time prior to April 15, 2022 within 90 days after the occurrence of a Tax Event or Rating Agency Event;

provided that no such partial redemption shall be effected (x) unless at least $25 million aggregate principal amount of Securities of this series shall remain Outstanding after giving effect to such redemption and (y) if the principal amount of the Securities of this series shall have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest (including Additional Interest), shall have been paid in full on all Outstanding Securities of this series for all Interest Periods terminating on or before the Redemption Date.

Notice of redemption shall be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of Securities of this series to be redeemed at its registered address. The notice of redemption for such Securities shall state, among other things, the amount of Securities of this series to be redeemed, the Redemption Date, if not then ascertainable, the manner in which the Redemption Price shall be calculated and the place or places that payment shall be made upon presentation and surrender of such Securities to be redeemed. Unless the Company defaults in the payment of the Redemption Price together with accrued interest, interest will cease to accrue on any Securities of this series that have been called for redemption on the Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

Installments of accrued and unpaid interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of the Securities of this series, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms.

The Indenture contains provisions for satisfaction, discharge and defeasance of the entire indebtedness on this Security, upon compliance by the Company with certain conditions set forth therein.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiples of $25 thereafter. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Security to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

agent to transfer this Security on the books of the Security Registrar. The agent may substitute another to act for him or her.

Dated:	Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Security)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Securities Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.